AMENDMENT TO
INVESTMENT MANAGEMENT AGREEMENT

This Amendment, dated as of April 7, 2020, is to each Investment Management Agreement, as amended and/or restated to date (each, an “Agreement”), by and between each Investment Manager identified on Schedule A, each a registered investment adviser (the “Investment Manager”), and each registered investment company (each, an “Investment Company”), on behalf of itself and, as applicable, its separate series (each, a “Series”) identified opposite the Investment Manager’s name on Schedule A.

WITNESSETH:

WHEREAS, the Investment Manager and each Investment Company, on behalf of itself and, as applicable, each Series, wish to amend the applicable Agreement as provided herein; and

WHEREAS, the Board of Trustees of the Investment Company, including a majority of Trustees who are not interested persons (as defined in the Investment Company Act of 1940, as amended) of the Investment Company, approved the following amendment at a meeting on April 7, 2020.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree that each Agreement is amended to include a new appropriately numbered paragraph/section, as applicable, at the end of the Agreement as follows:

Where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, interpretation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, interpretation or order.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.

Each Investment Manager listed on Schedule A

Franklin Advisers, Inc.

By: /s/ Edward D. Perks
Name: Edward D. Perks
Title:   President

Franklin Templeton Institutional, LLC

By:  /s/ Thomas J. Fisher

Name: Thomas J. Fisher
Title:   President

Franklin Mutual Advisers, LLC

By: /s/ Peter Langerman
Name: Peter Langerman
Title:   Executive Vice President

Templeton Asset Management Ltd.

By: /s/ Manraj S. Sekhon
Name: Manraj S. Sekhon
Title:   Co-Chief Executive Officer

Templeton Investment Counsel, LLC

By: /s/ Thomas J. Fisher
Name: Thomas J. Fisher
Title:   Executive Vice President

Templeton Global Advisors Limited

By: /s/ Alan Bartlett
Name: Alan Bartlett
Title:   President

Each Investment Company and, as applicable, each Series listed on Schedule A

By: /s/ Steven J. Gray
Name: Steven J. Gray
Title:   Vice President and Co-Secretary

Schedule A

Investment Company and Series	Investment Manager
Franklin Gold and Precious Metals Fund	Franklin Advisers, Inc.

Franklin Managed Trust
Franklin Rising Dividends Fund	Franklin Advisers, Inc.

Franklin Real Estate Securities Trust
Franklin Real Estate Securities Fund	Franklin Templeton Institutional, LLC

Franklin Strategic Series
Franklin Biotechnology Discovery Fund	Franklin Advisers, Inc.
Franklin Emerging Technology Fund	Franklin Advisers, Inc.
Franklin Growth Opportunities Fund	Franklin Advisers, Inc.
Franklin Natural Resources Fund	Franklin Advisers, Inc.
Franklin Small Cap Growth Fund	Franklin Advisers, Inc.
Franklin Small-Mid Cap Growth Fund	Franklin Advisers, Inc.
Franklin Strategic Income Fund	Franklin Advisers, Inc.
Franklin Templeton SMACS: Series CH	Franklin Advisers, Inc.
Franklin Templeton SMACS: Series E	Franklin Advisers, Inc.
Franklin Templeton SMACS: Series H	Franklin Advisers, Inc.
Franklin Templeton SMACS: Series I	Franklin Advisers, Inc.
Franklin Templeton SMACS: Series MG	Franklin Advisers, Inc.
Franklin Templeton SMACS: Series P	Franklin Advisers, Inc.

Franklin Templeton Variable Insurance Products Trust
Franklin Allocation VIP Fund	Franklin Advisers, Inc.
Franklin Flex Cap Growth VIP Fund	Franklin Advisers, Inc.
Franklin Global Real Estate VIP Fund	Franklin Templeton Institutional, LLC
Franklin Growth and Income VIP Fund	Franklin Advisers, Inc.
Franklin Income VIP Fund	Franklin Advisers, Inc.
Franklin Large Cap Growth VIP Fund	Franklin Advisers, Inc.
Franklin Mutual Global Discovery VIP Fund	Franklin Mutual Advisers, LLC
Franklin Mutual Shares VIP Fund	Franklin Mutual Advisers, LLC
Franklin Rising Dividends VIP Fund	Franklin Advisers, Inc.
Franklin Small Cap Value VIP Fund	Franklin Mutual Advisers, LLC
Franklin Small-Mid Cap Growth VIP Fund	Franklin Advisers, Inc.
Franklin Strategic Income VIP Fund	Franklin Advisers, Inc.
Franklin U.S. Government Securities VIP Fund	Franklin Advisers, Inc.
Franklin VolSmart Allocation VIP Fund	Franklin Advisers, Inc.
Templeton Developing Markets VIP Fund	Templeton Asset Management Ltd.
Templeton Foreign VIP Fund	Templeton Investment Counsel, LLC
Templeton Global Bond VIP Fund	Franklin Advisers, Inc.
Templeton Growth VIP Fund	Templeton Global Advisors Limited